Exhibit 10.2

AMENDED AND RESTATED
MANAGEMENT SERVICES AGREEMENT

This Amended and Restated Management Services Agreement (the “Agreement”) is made and entered into as of August 12, 2005 by and among K&F Industries Holdings, Inc. (formerly known as K&F Parent, Inc.), a Delaware corporation (the “Company”), K&F Industries, Inc., a Delaware corporation (“K&F”), and Aurora Management Partners LLC, a Delaware limited liability company (“AMP”).

WHEREAS, the Company, K&F and AMP are parties to that certain Management Services Agreement dated as of November 18, 2004 (the “Original Agreement”) pursuant to which the Company and K&F assured themselves of the financial consulting services of AMP upon the terms and conditions set forth in the Original Agreement (including in connection with a debt offering by the Company in February 2005 and the initial public offering of common stock of the Company), which the Company and K&F believe have been beneficial to them and their respective subsidiaries;

WHEREAS, the Company and K&F desire to terminate the Services (as defined in the Original Agreement) and the Company’s and K&F’s preexisting payment obligations with respect to the Services as provided in the Original Agreement in consideration of the payment of the fee described in this Agreement; and

WHEREAS, the Company and K&F desire to have the opportunity to avail themselves of certain financial consulting services of AMP in the future upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.             Termination of Services Under Original Agreement.  In payment for and in consideration of the termination of the provisions of the Original Agreement relating to the Services, the Company and K&F shall pay or cause to be paid to AMP a lump sum termination fee of $5,000,000, which shall be payable in cash on the date hereof to the bank account designated by AMP and shall not be refundable under any circumstances.  The parties anticipate that the Company will pay or cause to be paid such specified termination fee.

2.             Right of First Refusal to Provide Services; Certain Fees.

(a)           If the Company, K&F and/or any of their respective subsidiaries determines that it is advisable for the Company, K&F or such subsidiary, as the case may be, to hire a financial advisor, consultant, investment banker or any similar advisor in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it will notify AMP of such determination in writing.  Promptly thereafter, upon the request of AMP, the parties will negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company, K&F or such subsidiary, as the case may be, to hire AMP or one of its Affiliates (as defined herein) for such services.  The Company, K&F and/or its subsidiaries may not hire any person, other than AMP or one of its Affiliates, to perform any such services unless all of the following conditions have been satisfied: (i) the parties are unable to agree upon the terms of the engagement of AMP or its Affiliate to render such services after 30 days following receipt by AMP of such written notice, (ii) such other person has a reputation that is at least equal to the reputation of AMP in respect of such services, (iii) ten business days have elapsed after the Company, K&F and/or such subsidiary, as the case may be, provides a written notice to AMP of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided, (iv) the compensation to be paid is not more than AMP or its Affiliate was willing to accept in the negotiations described above and (v) the indemnification to be provided is not more favorable to such other person than the indemnification that AMP or its Affiliate was willing to accept in the negotiations described above.

(b)           In the event that the Company, K&F and/or its subsidiaries hires AMP or one of its Affiliates in connection with any acquisition, divestiture, refinancing, recapitalization or similar transaction by the Company, K&F and/or any of its subsidiaries, as the case may be, and there is an absence of an express agreement regarding compensation for services to be performed by AMP or any of its Affiliates in connection with any such transaction, AMP shall be entitled to receive, for services rendered in connection with any acquisition, sale or disposition of any division of the Company, K&F or any of their respective Affiliates, any sale or disposition of the Company or all or substantially all of the assets of the Company, K&F or any of their respective Affiliates or any other sale or disposition of any assets of the Company, K&F or any of their respective Affiliates other than in the ordinary course of business of such entities (including researching industry information, performing financial analysis on prospective acquisition candidates, arranging acquisition financing, and facilitating the close of the transaction), a fee equal to up to 2.0% of the aggregate transaction consideration (including debt assumed by the purchaser and current assets retained by the seller).

(c)           In addition, if mutually agreed between the Company and/or K&F and AMP, the Company and/or K&F may engage AMP to provide, by and through itself, its affiliates and such of their respective officers, employees, representatives and third parties as AMP in its sole discretion may designate from time to time, monitoring, advisory and consulting services in relation to the affairs of the Company, K&F and its subsidiaries, including, without limitation, (i) advice regarding the structure, distribution and timing of debt and equity offerings and advice regarding relationships with the Company’s, K&F’s and its subsidiaries’ lenders and bankers, (ii) advice regarding the strategy of the Company, K&F and its subsidiaries, (iii) general advice regarding dispositions and/or acquisitions and (iv) such other advice directly related or ancillary to the above financial consulting services as may be reasonably requested by the Company and/or K&F, provided that AMP shall have no obligation to provide any services to the Company and/or K&F absent agreement between the Company and/or K&F, as the case may be, and AMP with respect to the scope of services to be provided, the consideration to be paid therefor and other terms of such engagement.

(d)           As used herein, the following terms are defined as follows:

(i)            “Affiliate” of a specified Person means a Person that controls, is controlled by, or is under common control with, the specified Person, and in this context, “control”, “controls” and “controlled” mean the direct or indirect power to direct the management and policies or affairs of a Person through the ownership of voting securities or by contract or otherwise and, in the case of a limited partnership, shall include, but shall not be limited to, all of the limited partnership’s general partners and their respective Affiliates.

(ii)           “Person” means a natural person, a company, a corporation, a joint venture, a limited liability company, a partnership, a trust, an unincorporated association or organization or other legal entity, or a government or an agency or political subdivision thereof.

3.             Reimbursements.  Subject to obtaining the approval of the Boards of Directors of the Company and K&F (or any committees thereof) that may be required (if any) from time to time under applicable law or stock exchange policy, in addition to the fees payable pursuant to this Agreement, the Company and/or K&F will pay, or cause to be paid, directly, or reimburse AMP and each of its Affiliates for, their respective Out-of-Pocket Expenses (as defined below).  For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable out-of-pocket costs and expenses incurred by AMP and its Affiliates (i) in connection with the Services provided under the Original Agreement and any services provided under this Agreement (including prior to the date hereof or the date of the Original Agreement) or (ii) in order to make Securities and Exchange Commission and other legally required filings relating to the ownership of capital stock of the Company or its successor by AMP or its Affiliates, or otherwise incurred by AMP or its Affiliates from time to time in the future in connection with the ownership or subsequent sale or transfer by AMP or its Affiliates of capital stock of the Company or its successor, including, without limitation, (a) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, retained by AMP or any of its Affiliates, (b) costs of any outside services or independent contractors such as couriers, business publications, on-line financial services or similar services, retained or used by AMP or any of its Affiliates and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with AMP’s or its Affiliates’ ordinary operations.  All payments or reimbursements for Out-of-Pocket Expenses will be made by wire transfer in same-day funds promptly upon or as soon as practicable following request for payment or reimbursement in accordance with this Agreement, to the bank account indicated to the Company and/or K&F by the relevant payee.

4.             Term.  Unless earlier terminated as provided in Section 5 below, the term of this Agreement shall commence on the date hereof and shall terminate automatically on the earlier to occur of (i) the date on which AMP and its Affiliates (in the aggregate) own less than 5% of the equity of the Company then outstanding and (ii) such earlier date as the Company, K&F and AMP may mutually agree upon.  The expiration of the term of this

Agreement shall not adversely affect AMP’s right to receive any compensation accrued prior to the date of such termination or any rights to receive reimbursement of any costs and expenses incurred by AMP prior to the date of such termination.  The provisions of Sections 6, 7, 8, 9, 10, 11, 12 and 13 shall survive the expiration of the term of this Agreement or any termination of this Agreement.

5.             Termination for Cause.  The Company, by written notice to AMP authorized by a majority of the directors (other than those affiliated with AMP), may terminate this Agreement for justifiable cause, which shall mean any of the following events:  (a) misappropriation by AMP of funds or property of the Company, K&F and/or any of its subsidiaries; (b) gross neglect or willful misconduct by AMP in the fulfillment of its obligations hereunder; or (c) the conviction of AMP or any person who is then a member of AMP of a felony involving moral turpitude that has become final and not subject to further appeal.

6.             Confidential Information.  During the term of this Agreement, AMP will have access to and become acquainted with confidential information of the Company, K&F and/or any of its subsidiaries, including among other things customer relationships, processes, and compilations of information, records and specifications, which are owned by the Company, K&F and/or any of its subsidiaries.  AMP shall not use or disclose any of the Company’s, K&F’s and/or any of its subsidiaries confidential information in any way that is detrimental to the interests of the Company, K&F and/or any of its subsidiaries, directly or indirectly, either during or within two (2) years after the term of this Agreement, except as required in the course of this Agreement.  AMP shall be responsible for any breaches of this Section 6 by AMP’s officers, directors, employees and advisors.

7.             Notices.  All notices, demands and requests required under this Agreement shall be in writing and shall be deemed to have been given if served personally or sent by registered or certified mail, postage prepaid, or by telegraph or telex addressed to the addressee set forth or such other addresses as either party may designate by notice to the other:

If to the Company:	K&F Industries Holdings, Inc.
50 Main Street, 4th floor
White Plains, New York 10606
Telecopier: 914-448-2719
Attn: General Counsel

If to K&F:	K&F Industries, Inc.
50 Main Street, 4th floor
White Plains, New York 10606
Telecopier: 914-448-2719
Attn: General Counsel

If to AMP:	Aurora Management Partners LLC
10877 Wilshire Boulevard
Suite 2100
Los Angeles, CA 90024
Telecopier No: (310) 227-5591
Attn: Richard K. Roeder

Notices delivered in person shall be effective when so delivered.  Notices delivered by courier shall be effective three (3) business days after delivery by the sender to an air courier of national reputation who guarantees delivery within such three (3) business day period.  Telecopied notices shall be effective when receipt is acknowledged telephonically by the addressee or its agent or employee.  Notices sent by mail shall be effective five (5) business days after the sender’s deposit of such notice in the United States mails, first class postage prepaid.

8.             Assigns and Successors.  The rights and obligations of the Company and K&F under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company and K&F, respectively.  The rights and obligations of AMP under this Agreement may be assigned by AMP in its sole discretion to an Affiliate of AMP.

9.             Attorneys’ Fees.  If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, or to recover damages for breach thereof, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as costs and disbursements, in addition to any other relief to which he or she is entitled.

10.           Indemnity.  To the same extent as the Company or K&F provides indemnification (whether through contract or the Company’s or K&F’s respective Certificate of Incorporation or Bylaws) to its directors and officers, the Company and K&F, jointly and severally, shall indemnify and hold each of AMP and their respective partners, members, officers, employees, agents and Affiliates and the stockholders, partners, members, Affiliates, directors, officers and employees of any of the foregoing (and representatives and agents of any of the foregoing designated by AMP from time to time whether before or after the occurrence of the event giving rise to the claim for indemnity) (each such person entitled to indemnity hereunder being referred to as an “Indemnitee”) harmless from any and all losses, costs, liabilities and damages (including reasonable attorneys’ fees) arising out of or connected with, or claimed to arise out of or to be connected with, any act performed or omitted to be performed under this Agreement or otherwise relating to the business or affairs of the Company, K&F or their respective Affiliates, provided such act or omission was taken in good faith by such Indemnitee and did not constitute gross negligence or willful misconduct on the part of the relevant Indemnitee, and provided further only in the event of criminal proceedings, that the Indemnitee had no reasonable cause to believe the conduct of the Indemnitee was unlawful.  An adverse judgment or plea of nolo contendere shall not, of itself, create a presumption that the Indemnitee did not act in good faith or that the Indemnitee had reasonable cause to believe the conduct of the Indemnitee was unlawful.  Expenses incurred in defending any civil or criminal action arising out of or relating to any event or circumstance to which this indemnity shall apply shall be paid by the Company and/or K&F, as the case may be, upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it be later shown that such Indemnitee was not entitled to indemnification.  No Indemnitee shall be liable to the Company, K&F or any of their respective partners, members, Affiliates, stockholders, directors, officers or employees or any Affiliates, stockholders, partners, members, directors, officers, employees, representatives or agents of any of the foregoing or any other person claiming through any of the foregoing for any act or omission by AMP in the performance of its duties hereunder or otherwise in relation hereto which was taken or omitted to be taken in good faith by such Indemnitee and which did not constitute gross negligence or willful misconduct on the part of such Indemnitee.

11.           Outside Activities of AMP.  AMP shall be entitled to and may have business interests and engage in business activities in addition to the activities contemplated by this Agreement.  Neither AMP, any partner, member, officer, employee or Affiliate of AMP nor any stockholder, partner, member, director, officer or employee of any of the foregoing shall have any obligation or duty to offer any investment or business opportunity (other than an opportunity directly involving the Company Business (as defined below)) of any kind to the Company and/or K&F or any of their respective stockholders, directors, officers or employees (under any doctrine of “corporate opportunity” or otherwise), it being expressly understood that AMP and their respective partners, members, officers, employees and Affiliates and the stockholders, partners, members, directors, officers and employees of any of the foregoing may make investments in, acquire, or provide management, advisory or consulting services to, entities engaged in businesses similar to the business of the Company and/or K&F without any duty, obligation or liability to the Company and/or K&F or their respective stockholders, partners, members, directors, officers or employees.  As used herein, the “Company Business” means, at any time of determination, the specific business or businesses actively conducted by the Company and K&F at such time of determination, it being agreed that as of the date hereof such business consists of the design, development and manufacturing of aircraft wheels, brakes and brake control systems for commercial, military and general aviation aircraft, the manufacture of aircraft fuel tanks, iceguards, inflatable oil booms and specially coated fabrics (including bonding and composites materials and components comprising the interior panel and upholstery contract work of the Company)  with storage, shipping, environmental and rescue applications for commercial and military uses, and related repair and overhaul activities.

12.           Amendment; Waiver.  This Agreement may be amended, and any right or claim hereunder waived, only by a written instrument signed by AMP, the Company and K&F.  Except as provided in Sections 10 and 11 hereof, nothing in this Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.  No amendment or waiver of this Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Agreement, except that any amendment of Section 10 shall only operate prospectively as to any Indemnitee provided therein unless such Indemnitee shall have agreed in writing to such amendment.

13.           Construction, Etc.  This Agreement shall be construed under and governed by the internal laws of the State of Delaware.  Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

K&F INDUSTRIES HOLDINGS, INC. (formerly known as K&F PARENT, INC.)

By:	/s/ Kenneth M. Schwartz
Name:	K. Schwartz
Title:	CEO

K & F INDUSTRIES, INC.

By:	/s/ Kenneth M. Schwartz
Name:	K. Schwartz
Title:	CEO

AURORA MANAGEMENT PARTNERS LLC

By:	/s/ Richard K. Roeder
Richard K. Roeder, Vice President and
Secretary